                                                                EXHIBIT NO. 11.1

                       COMPUTATION OF EARNINGS PER SHARE
                         YEAR ENDED DECEMBER 31, 1999


   DATE                                                             COMMON STOCK AND EQUIVALENTS
-----------                                                    ---------------------------------------
                                                               NO. OF SHARES          WEIGHTED AVERAGE
                                                                OUTSTANDING                SHARES
COMMON STOCK:
12/31/98      Shares Outstanding                                     10,357,096             10,357,096
11/99-12/99   Treasury Stock Purchase                                  (288,000)               (12,000)
                                                                     ----------          =============
              SHARES OUTSTANDING DECEMBER 31, 1999                   10,069,096             10,345,096

COMMON STOCK EQUIVALENTS AT DECEMBER 31, 1999:
              Options to Purchase Common Stock                          392,002          Anti-dilutive
              Redeemable Warrants                                     3,300,000          Anti-dilutive
              Underwriter Warrants                                      320,000          Anti-dilutive
              Non-Redeemable Bridge Warrants                            225,028          Anti-dilutive
                                                                     ----------          =============
                                                                     14,306,126             10,345,096
                                                                     ==========          =============

Since the Company had a net loss for the period ended December 31, 1999, the effect of any dilution from common stock equivalents would be anti-dilutive and consequently not considered. Therefore, primary and fully diluted earnings per share are the same as weighted average shares outstanding.

LOSS PER SHARE COMPUTATION:

    Net Loss for the Year Ended December 31, 1998                $(9,611,738)

    Divided By Weighted Average Common Shares
    and Common Share Equivalents                                  10,345,096
                                                                 ------------
    LOSS PER SHARE                                                    $(0.93)
                                                                 ===========

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